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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of VCampus Corporation of our report dated March 15, 2002, except for Note 17, as to which the date is March 27, 2002, with respect to the consolidated financial statements and schedule of VCampus Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission:

    o    Form S-8 (No. 333-42803),
    o    Form S-8 (No. 333-90489),
    o    Form S-8 (No. 333-64166),
    o    Form S-3 (No. 333-64732); and
    o    Form S-3 (No. 333-60076).


                              /s/ Ernst & Young LLP


McLean, Virginia
March 27, 2002